EXHIBIT 23(b)



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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Registration Statement on Form S-1 of our report dated January 6, 2005 (April 21, 2006 as to the effects of the restatement discussed in Note 2) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement of the 2004 and 2003 financial statements) relating to the financial statements of CEL-SCI Corporation appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

McLean, Virginia
August 29, 2006














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            Consent of Independent Registered Public Accounting Firm
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CEL-SCI Corporation
Vienna, Virginia

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated April 6, 2006, relating to the consolidated financial statements of CEL-SCI Corporation for the year ended September 30, 2005, which are contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO SEIDMAN, LLP

Bethesda, Maryland
August 29, 2006